Exhibit 10.31

TERMINATION AND SETTLEMENT AGREEMENT

This TERMINATION AND SETTLEMENT AGREEMENT, dated as of March 12, 2009 (this “Agreement”), is by and among (i) Crown Limited, an Australian company (the “Parent”), (ii) Crown CCR Group Investments One, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Parent (“Crown One”), (iii) Crown CCR Group Investments Two, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Parent (“Crown Two” and, collectively with Crown One and the Parent, the “Crown Parties” and each, a “Crown Party”), (iv) Millennium Gaming, Inc., a Nevada corporation (“Millennium”), (v) OCM HoldCo, LLC, a Delaware limited liability company (“HoldCo” and, collectively with Millennium, the “Current Equityholders” and each, a “Current Equityholder”), and (vi) Cannery Casino Resorts, LLC, a Nevada limited liability company (“CCR”)

WHEREAS, the Crown Parties, the Current Equityholders and CCR entered into a Purchase Agreement, dated as of December 11, 2007 (as thereafter amended, the “Original Purchase Agreement”), pursuant to which Crown One and Crown Two were to purchase, directly or indirectly, all of the equity interests of CCR from the Current Equityholders (the “Purchase”);

WHEREAS, pursuant to Section 9.1(a) of the Original Purchase Agreement, CCR, the Current Equityholders and the Crown Parties agree herein to terminate the Original Purchase Agreement on the terms and conditions set forth herein;

WHEREAS, simultaneously with the execution and delivery of this Agreement, CCR, the Current Equityholders and the Crown Parties are entering into that certain Option Agreement, dated of even date herewith (the “Option Agreement”), which grants the Crown Parties, subject to the terms and conditions set forth in the Option Agreement, the option to complete the purchase of all of the direct and indirect interests of the Current Equityholders in CCR;

WHEREAS, simultaneously with the execution and delivery of this Agreement, CCR, the Current Equityholders and the Crown Parties (therein, the “Purchasers”) are entering into that certain Preferred Purchase Agreement, dated of even date herewith (the “Preferred Purchase Agreement”), pursuant to which, upon obtaining all necessary regulatory approvals and subject to the terms and conditions set forth therein, the Purchasers shall purchase, and CCR shall sell Seventy-One Thousand Six Hundred and Fourteen (71,614) Series B Preferred Units of CCR for an aggregate purchase price of Three Hundred Twenty Million Dollars ($320,000,000.00) (the “Preferred Purchase Price”);

WHEREAS, simultaneously with the execution and delivery of this Agreement, CCR, the Current Equityholders, Crown One and Crown Two are entering into that certain Escrow Agreement, dated of even date herewith (the “Escrow Agreement”), with the Escrow Agent (as defined therein), pursuant to which the Purchasers on the date hereof shall deposit the Preferred Purchase Price into an escrow account, and the

Preferred Purchase Price shall be released from the escrow account pursuant to the terms and conditions of the Escrow Agreement and the Preferred Purchase Agreement;

WHEREAS, if the transactions contemplated by the Preferred Purchase Agreement are completed and, as a result, the Preferred Purchase Price is released from the escrow account to CCR, the Current Equityholders and the Crown Parties will enter into the Second Amended and Restated Operating Agreement of CCR (the “Revised Operating Agreement”), in the form attached to the Preferred Purchase Agreement; and

WHEREAS, if the transactions contemplated by the Preferred Purchase Agreement are not completed, then the Preferred Purchase Price shall be released from the escrow account and distributed pursuant to the terms of the Escrow Agreement.

NOW, THEREFORE, in consideration of the terms, conditions and other provisions herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.  Definitions. Unless otherwise specifically defined in this Agreement, each capitalized term used but not defined in this Agreement shall have the meaning assigned to such term in the Original Purchase Agreement.

ARTICLE II

SETTLEMENT

Section 2.1.  Settlement.

(a)         Simultaneously with the execution and delivery of this Agreement and in consideration of the agreements made by CCR, the Current Equityholders and the Crown Parties under this Agreement, (i) CCR, the Current Equityholders and the Crown Parties shall each execute and deliver to each other the Preferred Purchase Agreement, (ii) CCR, the Current Equityholders, Crown One and Crown Two shall each execute and deliver to each other and to the Escrow Agent, the Escrow Agreement, (iii) CCR, the Crown Parties and the Current Equityholders shall each execute and deliver to each other the Option Agreement.

(b)    On the date hereof, and in consideration of the agreements made herein, the Purchasers shall pay an aggregate settlement payment of Fifty Million Dollars ($50,000,000.00) in immediately available funds to the Current Equityholders (the “Settlement Payment”) as set forth below.  The parties agree that the payments made pursuant to this Article 2 are being made to cancel and terminate all rights and obligations with respect to the sale of the direct or indirect interests of the Current

Equityholders in CCR, that such payments are made for damage to capital and not for lost profits, and that no party shall take any position inconsistent with the foregoing. The Settlement Payment shall not be repayable or refundable under any circumstances, including the termination of the Preferred Purchase Agreement.

(c)  Upon execution and delivery by the respective parties hereto and thereto of (i) this Agreement, (ii) the Preferred Purchase Agreement, (iii) the Option Agreement, (iv) the Escrow Agreement, (v) a release agreement among the Current Equityholders and CCR, on the one hand, and Consolidated Custodians International Limited as trustee for Genetout No. 6 Trust, Custodians Settlement No. 6 Trust and Custodians Settlement No. 8 Trust, and Ms. Gretel Packer, on the other hand, and (vi) a release agreement among the Current Equityholders and CCR, on the one hand, and Mr. James D. Packer, on the other hand, the Purchasers shall wire the Settlement Payment to the Current Equityholders in the amounts and in accordance with Exhibit 2.1(b) by wire transfer of immediately available funds.

ARTICLE III

TERMINATION

Section 3.1.  Termination of Original Purchase Agreement. Pursuant to Section 9.1(a) of  the Original Purchase Agreement, without further action of any party hereto, the Original Purchase Agreement is hereby terminated in its entirety, is null and void, and is of no further force and effect, including those provisions of the Original Purchase Agreement which by their terms would otherwise survive termination of the Original Purchase Agreement, and there shall be no liability or obligation on the part of any Released Person (as defined below), except that the Confidentiality Agreement, dated March 2, 2007, between Publishing and Broadcasting Limited, a company organized under the laws of Western Australia and Crown’s predecessor, and CCR (the “Confidentiality Agreement”), will survive the termination of the Original Purchase Agreement and the execution and delivery of this Agreement by each of the parties. The termination of the Original Purchase Agreement, once effective, is irrevocable.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1.  Due Authorization and Enforceability of CCR. CCR hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by CCR and, assuming this Agreement constitutes the valid and binding agreement of the Current Equityholders and the Crown Parties, is the legal, valid and binding obligation of CCR, enforceable against CCR in accordance with its terms.

Section 4.2.  Due Authorization and Enforceability of the Current Equityholders. Each of the Current Equityholders hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by such Current Equityholder and, assuming this Agreement constitutes the valid and binding agreement of CCR and the Crown Parties, this Agreement is the legal, valid and binding obligation of such Current Equityholder, enforceable against such Current Equityholder in accordance with its terms.

Section 4.3.  No Assignment by CCR or the Current Equityholders.  Each of CCR and the Current Equityholders hereby represents and warrants that it has not directly or indirectly assigned, transferred, encumbered or purported to assign, transfer, or encumber to any Person any portion of the CCR Released Claims (as defined below).

Section 4.4.  Due Authorization and Enforceability of the Crown Parties. Each of the Crown Parties hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by such Crown Party and, assuming this Agreement constitutes the valid and binding agreement of CCR and the Current Equityholders, this Agreement is the legal, valid and binding obligation of such Crown Party, enforceable against such Crown Party in accordance with its terms.

Section 4.5.  No Assignment by Crown.  Each of the Crown Parties hereby represents and warrants that it has not directly or indirectly assigned, transferred, encumbered or purported to assign, transfer, or encumber to any Person any portion of the Crown Released Claims (as defined below).

Section 4.6.   No Pending Charges.  Each of the parties hereby represents and warrants that it has no pending complaints, actions, charges or claims of any nature filed against any other party, based on or related to any of the CCR Released Claims or Crown Released Claims.

ARTICLE V

RELEASES AND COVENANT NOT TO SUE

Section 5.1.  CCR and Current Equityholders Release.  CCR and each of the Current Equityholders, for themselves and, to the maximum extent permitted by law, on behalf of their former, current or future officers, directors, agents, representatives, managing directors, partners, managers, principals, members, parents, subsidiaries, Affiliates, employees, predecessor entities, heirs, executors, administrators, successors and assigns of any such Person, direct or indirect equityholders and controlling persons of any such Person, and any other Person claiming (now or in the future) through or on behalf of any of such Persons (“CCR Releasing Parties”), hereby irrevocably and unconditionally releases, acquits and forever discharges the Crown Parties and each of their respective Affiliates, direct or indirect equityholders and controlling persons (including, without limitation and for sake of clarity, Consolidated Press Holdings Limited and its subsidiaries and parent entities, any Licensed Person (as defined in the Original Purchase Agreement) and the entities listed on Schedule 6.9 to the Original Purchase Agreement) and each of their respective  successors, assigns, officers, directors, managing directors, partners, managers, principals, members, employees, heirs, executors, administrators, parents, subsidiaries, and predecessor entities and, to the extent such parties are acting in a representative capacity, the creditors, representatives, agents and attorneys of any of them (individually, a “Crown Releasee” and collectively, the “Crown Releasees”), from any and all claims, counterclaims, demands, damages, proceedings, actions, causes of action, orders, obligations, contracts, agreements, debts, costs, expenses and liabilities whatsoever, whether known or unknown, suspected or unsuspected, contingent or actual, both at law and in equity, which such CCR Releasing Party now has, has ever had or may hereafter claim to have against the respective Crown Releasees on account of, arising out of, relating to, resulting from or in connection with the Original Purchase Agreement, all Exhibits thereto and any other agreements relating to the Original Purchase Agreement (collectively, the “Original Ancillary Documents”), and including any acts, omissions, disclosure or communications related to the Original Purchase Agreement, the Original Ancillary Documents or the transactions or payments contemplated thereby (the “CCR Released Claims”); provided, that for the avoidance of doubt, nothing contained in this Agreement shall be deemed to release any party hereto from its obligations under this Agreement, the Confidentiality Agreement, the Option Agreement, the Preferred Purchase Agreement, the Escrow Agreement, the Revised Operating Agreement (if entered into), or any agreement among any of the parties hereto entered into subsequent to the execution this Agreement, or the transactions contemplated hereby or thereby.  For purposes of this Agreement, “Affiliate” means, with respect to a specified Person, a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified; provided, that for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

Section 5.2.  Crown Party Releases.  Each of the Crown Parties, for themselves and, to the maximum extent permitted by law, on behalf of their former, current or future officers, directors, agents, representatives, managing directors, partners, managers, principals, members, parents, subsidiaries, Affiliates, employees, predecessor entities, heirs, executors, administrators, successors and assigns of any such Person, direct or indirect equityholders and controlling persons of any such Person, and any other Person claiming (now or in the future) through or on behalf of any of such Persons (“Crown Releasing Parties”), hereby irrevocably and unconditionally releases, acquits and forever discharges CCR and the Current Equityholders and each of their respective Affiliates, direct or indirect equityholders and controlling persons and each of their respective successors, assigns, officers, directors, managing directors, partners, managers, principals, members, employees, heirs, executors, administrators, parents, subsidiaries, and predecessor entities and, to the extent such parties are acting in a representative capacity, the creditors, representatives, agents and attorneys of any of them (individually, a “CCR Releasee” and collectively, the “CCR Releasees”), from any and all claims, counterclaims, demands, damages, proceedings, actions, causes of action, orders, obligations, contracts, agreements, debts, costs, expenses and liabilities whatsoever, whether known or unknown, suspected or unsuspected, contingent or actual, both at law and in equity, which such Crown Releasing Party now has, has ever had or may hereafter claim to have against the respective CCR Releasees on account of, arising out of, relating to, resulting from or in connection with the Original Purchase Agreement and the Original Ancillary Documents and including any acts, omissions, disclosure or communications related to the Original Purchase Agreement, the Original Ancillary Documents or the transactions or payments contemplated thereby (the “Crown Released Claims”); provided, that for the avoidance of doubt, nothing contained in this Agreement shall be deemed to release any party hereto from its obligations under this Agreement, the Confidentiality Agreement, the Option Agreement, the Preferred Purchase Agreement, the Escrow Agreement, the Revised Operating Agreement (if entered into), or any agreement among any of the parties hereto entered into subsequent to the execution this Agreement, or the transactions contemplated hereby or thereby.

Section 5.3 Scope of Release and Discharge.

(a)      With respect to those matters that are the subject of the releases purported to be released in this Agreement, each of CCR and the Current Equityholders on behalf of the CCR Releasing Parties, and the Crown Parties on behalf of the Crown Releasing Parties, expressly waives and relinquishes any and all rights and benefits afforded by California Civil Code Section 1542 and any analogous provisions of the laws of any other relevant jurisdiction (whether in the form of statute, rule, common law or otherwise), and does so understanding and acknowledging the significance of such specific waiver.  Section 1542 states as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Thus, notwithstanding such provisions, and for the purposes of implementing a full and complete release and discharge of the CCR Releasees and the Crown Releasees (together the “Released Persons”) hereunder only with respect to those matters that are the subject of the releases given in this Agreement, each of CCR and the Current Equityholders on behalf of the CCR Releasing Parties, and the Crown Parties on behalf of the Crown Releasing Parties, expressly acknowledges that this Agreement is intended to include in its effect, claims within the scope of the releases given in this Agreement that they do not know or suspect to exist in their favor at the time of execution hereof.

(b)      The parties acknowledge and agree that the inclusion of this Section 5.3 was separately bargained for and is a key element of this Agreement.

Section 5.4 Covenant Not to Sue.   Each of CCR and the Current Equityholders on behalf of the CCR Releasing Parties, hereby irrevocably and unconditionally covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Crown Releasee, based upon any matter released by the CCR Releasing Parties hereby, and each of the Crown Parties on behalf of the Crown Releasing Parties, hereby irrevocably and unconditionally covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any CCR Releasee, based upon any matter released by the Crown Releasing Parties hereby.  Any Crown Releasee or CCR Releasee may plead this Agreement as a complete bar to any claim brought in derogation of this covenant not to sue.

Section 5.5.  Accord and Satisfaction.  This Agreement and the releases reflected in this Agreement shall be effective as a full, final and irrevocable accord and satisfaction and release of the CCR Released Claims and the Crown Released Claims.

ARTICLE VI

MISCELLANEOUS

Section 6.1.  Publicity.  Immediately following the execution and delivery of this Agreement, each of Crown and CCR, may issue a press release announcing the execution of this Agreement, which press release shall be subject to the prior review and approval of the other parties hereto. Other than as a party hereto may determine is necessary to respond to any legal or regulatory process or proceeding or to give appropriate testimony or file any necessary documents in any legal or regulatory proceeding or as may be required by law, each of the parties hereto will use its commercially reasonable efforts not to make any public statements (including in any filing with the SEC or any other regulatory or governmental agency, including any stock exchange, or except as may be required by law) that are inconsistent with, or otherwise contrary to, the jointly approved statements in the press releases issued pursuant to this Section 6.1.

Section 6.2.  Non-Disparagement.  Other than as a party may determine is necessary to respond to any legal or regulatory process or proceeding or to give appropriate testimony or file any necessary documents in any legal or regulatory proceeding or as may be required by law, each party to this Agreement shall use its commercially reasonable efforts not to make any public statements or any private statements that disparage, denigrate or malign the other parties or the Released Persons concerning the subject matter of this Agreement, the Preferred Purchase Agreement, the Escrow Agreement, the Option Agreement, the Revised Operating Agreement, the Original Purchase Agreement, the Original Ancillary Documents or the business or practices of the other parties hereto.

Section 6.3       Admission.  This Agreement constitutes the settlement of disputed claims; it does not and shall not constitute an admission of liability by any of the parties.

Section 6.4.  Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, including by means of facsimile, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.  The execution and delivery of this instrument by facsimile of the signature of the party or an officer of a party shall constitute due execution and delivery by that party and shall bind that party to the terms and conditions contained herein.

Section 6.5.  Enforcement. This Agreement and any claim related directly or indirectly to this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under the applicable principles of conflicts of laws.  Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the federal and state courts located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court in the State of Delaware.

Section 6.6.  Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 6.7.  Notices.  All notices, requests, instructions, claims, demands, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given on the date delivered by hand or by courier service such as Federal Express, or by other messenger (or, if delivery is refused, upon presentment) or upon receipt by facsimile transmission (with confirmation), or upon delivery by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses:

If to any of the Crown Parties:

Crown Limited

8 Whiteman Street

Southbank, Victoria 3006

Australia

Attn:  Company Secretary

Facsimile:  + 61 3 9292 8815

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attn:  Patricia Moran

Facsimile: (212) 735-2000

If to the Current Equityholders:

Millennium Gaming, Inc.

9107 West Russell Road

Las Vegas, Nevada  89148

Attn:  Chief Executive Officer

Facsimile:  (702) 856-5101

and

OCM Holdco, LLC

333 South Grand Avenue, 28th Floor

Los Angeles, California   90071

Attn:  Stephen A. Kaplan

Facsimile:  (213) 830-6377

With a copy to:

Munger, Tolles & Olson LLP

355 South Grand Avenue, 35th Floor

Los Angeles, California  90071

Attn:  Sandra A. Seville-Jones

Facsimile:  (213) 683-5126

If to CCR:

Cannery Casino Resorts, LLC

9107 West Russell Road

Las Vegas, Nevada  89148

Attn:  Managers

Facsimile:  (702) 856-5101

With a copy to:

Munger, Tolles & Olson LLP

355 South Grand Avenue, 35th Floor

Los Angeles, California  90071

Attn:  Sandra A. Seville-Jones

Facsimile:  (213) 683-5126

or to such other Persons or addresses as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

Section 6.8.  Assignment.  None of the Crown Parties may assign any of their rights or obligations under this Agreement without the prior written consent of the Current Equityholders and CCR and any purported assignment without such consent shall be void.  None of the Current Equityholders or CCR may assign any of their respective rights or obligations under this Agreement without the prior written consent of the Crown Parties and any purported assignment without such consent shall be void.

Section 6.9.  Severability.  In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or provisions or the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein, unless such a construction would be unreasonable.

Section 6.10.  Entire Agreement; No Third-Party Beneficiaries.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement, and supersedes all other prior (but not subsequent) agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Agreement and thereof; provided however, that the obligations of the parties set forth in the Confidentiality Agreement, the Option Agreement, the Preferred Purchase Agreement, the Escrow Agreement and the Revised Operating Agreement shall not be superseded and shall remain in full force and effect. Each party hereto acknowledges and agrees that each of the non-party Released Persons are express third party beneficiaries of the releases of such non-party Released Persons contained in Sections 5.1, 5.2 and 5.3, covenants not to sue contained in Section 5.4 of this Agreement and are entitled to enforce rights under such sections to the same extent that such non-party Released Persons could enforce such rights if they were a party to this Agreement.  Except as provided in the preceding sentence, (a) there are no third party beneficiaries to this Agreement, (b) this Agreement is not otherwise intended to and shall not otherwise confer upon any Person other than the parties any rights or remedies in this Agreement, and (c) this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their respective successors and permitted assigns.

Section 6.11.  Headings.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning, construction or interpretation of, this Agreement.

Section 6.12.  Amendments.  This Agreement may only be amended by a written document signed by the Current Equityholders, CCR and the Crown Parties.  Until such an amendment is signed by both parties, any other agreements, understandings, writings or oral promises or representations that are at odds with the terms of this Agreement will be of no effect and will not in any way be binding upon the parties.

Section 6.13.  Additional Rules of Construction.  The following provisions shall be applied wherever appropriate herein:

(a)           “herein,” “hereby,” “hereunder,” “hereof” and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used;

(b)           all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;

(c)           all pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require;

(d)           the words “include” and “including” and variations thereof shall not be deemed terms of limitation, but rather shall be deemed to be followed by the words “without limitation”;

(e)           any references herein to a particular Section, Article, Exhibit or Schedule means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified;

(f)            the Exhibits attached hereto are incorporated herein by reference and shall be considered part of this Agreement as if fully set forth herein; and

(g)           all references to “$” or “Dollars” shall mean United States Dollars.

Section 6.14.  Representation by Counsel; Mutual Drafting.  Each party has been represented by counsel of its choice in the negotiation of this Agreement.  This Agreement shall be deemed to have been drafted by each of the parties hereto jointly, and no rule of construction shall be invoked respecting the authorship hereof.

Section 6.15.  Specific Performance.  The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default and to other equitable relief, including specific performance, with bond or other security being required.

Section 6.16.  Further Assurances and Cooperation.  Each party hereby agrees that it will take any action and execute any further documentation as may be reasonably necessary and appropriate to fulfill the purposes expressed in this Agreement and to perform its terms and conditions.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.

Signed for CROWN LIMITED by its

attorney under power of attorney in the

presence of:

/s/ Garry Besson	/s/Guy Jalland
Signature of witness	Signature of attorney

Garry Besson	Guy Jalland
Name of witness (print)	Name of attorney (print)

Signed for CROWN CCR GROUP

INVESTMENTS ONE, LLC by its

attorney under power of attorney in the

presence of:

/s/ Garry Besson	/s/Guy Jalland
Signature of witness	Signature of attorney

Garry Besson	Guy Jalland
Name of witness (print)	Name of attorney (print)

Signed for CROWN CCR GROUP

INVESTMENTS TWO, LLC by its

attorney under power of attorney in the

presence of:

/s/ Garry Besson	/s/Guy Jalland
Signature of witness	Signature of attorney

Garry Besson	Guy Jalland
Name of witness (print)	Name of attorney (print)

CANNERY CASINO RESORTS, LLC

By:	/s/ William J, Paulos
	Name:	William J. Paulos
	Title:	Authorized Person

By:	/s/ William C. Wortman
	Name:	William C. Wortman
	Title:	Authorized Person

MILLENNIUM GAMING, INC.

By:	/s/ William J. Paulos
	Name:	William J. Paulos
	Title:	President

OCM HOLDCO, LLC

By:	/s/ Stephen A. Kaplan
	Name:	Stephen A. Kaplan
	Title:	Manager

By:	/s/ Ronald N. Beck
	Name:	Ronald N. Beck
	Title:	Manager